CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accounts, we hereby consent to the incorporation by reference in this registration statement on Form S-8 of National HealthCare Corporation of our report dated February 12, 1998 included in National HealthCare Corporation and Subsidiaries From 10-K for the year ended December 31, 1997 and to allreferences to our Firm included in or incorporated by reference in this registration statement.



                              ARTHUR ANDERSEN LLP

Nashville, Tennessee
August 10, 1998